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                                                                      EXHIBIT 16


August 31, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Team, Inc. dated August 31, 2001.

Yours truly,



/s/ Deloitte & Touche LLP



cc:    SEC Administrative Coordinator
       Washington, D.C.